UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 28, 2014, the Board of Directors of Violin Memory, Inc. (“Violin”) elected Richard N. Nottenburg to serve as a member of the Board of Directors (the “Board”), effective February 28, 2014. The Board also appointed Dr. Nottenburg to serve on the Board’s Compensation Committee and Nomination and Corporate Governance Committee. Dr. Nottenburg’s term on the Board will expire at the annual meeting of stockholders to be held in calendar year 2014. Dr. Nottenburg has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Dr. Nottenburg serves as a member of the board of directors of Aeroflex Holding Corp., PMC-Sierra, Inc., and Verint Systems Inc. Previously, Dr. Nottenburg served as President, Chief Executive Officer, and a director of Sonus Networks, Inc. Dr. Nottenburg has also held various executive officer and management positions with Motorola Solutions, Inc., Vitesse Semiconductor Corporation, and Multilink Technology Corporation. Dr. Nottenburg holds a B.S. in Electrical Engineering from Polytechnic Institute of New York, an M.S. in Electrical Engineering from Colorado State University, and a Doctor of Science in Electrical Engineering from the Ecole Polytechnique Federale de Lausanne in Lausanne, Switzerland.

It is contemplated that Violin and Dr. Nottenburg will enter into the standard Violin Indemnification Agreement for directors. This agreement requires Violin, among other things, to indemnify its directors against liabilities that may arise by reason of their status or service. The agreement also requires Violin to advance all expenses incurred by the directors in investigating or defending certain actions, suits or proceedings, subject to the terms contained in the agreement. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Violin’s Form S-1 filed with the Securities and Exchange Commission on September 26, 2013 (the “Form S-1”) and is incorporated by reference herein. Upon joining the Board, Dr. Nottenburg received an option to purchase 144, 250 shares with an exercise price equal to the closing price of Violin’s common stock on the date of his appointment. This option was automatically granted to Dr. Nottenburg in accordance with Violin’s 2012 Stock Incentive Plan (“Plan”), which was filed as Exhibit 10.03 to the Form S-1 and is incorporated by reference herein, and shall have the terms set forth in such Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: March 6, 2014	By:	/s/ Cory Sindelar
Cory Sindelar, Chief Financial Officer